SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FALL RIVER GAS CO

          GAMCO INVESTORS, INC.
                                12/13/99            1,000            21.3750
                                11/18/99            2,300            21.3750
                                11/16/99              700            21.0000
                                11/03/99            2,500-             *DO
                                10/21/99            1,500            21.0000
                                10/20/99              500            21.0000
                                10/13/99            1,000            21.6250
          GABELLI FUNDS, LLC.
               GABELLI UTILITIES TRUST

                                11/18/99            1,800            21.4250
                                11/08/99              200            21.1750






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.